Exhibit 99.1

United Security Bancshares, Inc. Announces Resignation of R. Terry Phillips as President, CEO and Director

THOMASVILLE, Ala.--(BUSINESS WIRE)--July 1, 2011--United Security Bancshares, Inc. (NASDAQ: USBI) today announced that R. Terry Phillips has resigned as President and Chief Executive Officer of the Company and the Company’s wholly-owned subsidiary, First United Security Bank, and as a member of the Board of Directors of the Company and the Bank, effective June 30, 2011.

Commenting on Mr. Phillips’ resignation, Hardie B. Kimbrough, Chairman of the Board, said, “We appreciate Terry Phillips’ 12 years of service to United Security Bancshares and First United Security Bank as President, CEO and director. We experienced significant growth during his tenure and want to wish him the best in the next phase of his life.”

The Board expects to fill the vacancy created by Mr. Phillips’ resignation in accordance with the Company’s existing management succession policy. Based on the policy, the Board will designate a member of its Executive Management Committee to serve as Committee Chairman. The Executive Management Committee includes the Company’s Chief Financial Officer, Chief Credit Officer, Senior Loan Officers, Chief Investment Officer and Executive Vice President, Branch Administration. In addition, Mr. Phillips has been retained in a consultative role to assist the Board and Executive Management Committee during this transition period.

Kimbrough continued, “We plan for a committee of the Board to undertake a comprehensive search for a successor to Mr. Phillips. We expect to consider both internal and external candidates who may bring appropriate skills and experience to the Company. We remain very positive about the future of United Security Bancshares and First United Security Bank under the leadership of our Executive Management Committee during the search process and do not expect any interruption in services to our customers and the communities we serve.”

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties, including but are not limited to, (1) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (2) continued deterioration in the residential real estate market; (3) further decline in the economy in the markets that the Company serves; (4) changes in the legislative and regulatory environment; (5) the Company’s inability to successfully implement its growth strategy; and (6) the loss of key personnel. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. With respect to the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

CONTACT:
United Security Bancshares, Inc.
Beverly Dozier, 334-636-5424